Exhibit 21

SUBSIDIARIES OF REGISTRANT
AS OF MARCH 1, 2006

Name	Jurisdiction
Subsidiaries of Ness Technologies, Inc.
Ness USA, Inc.	USA – Pennsylvania
Ness Innovative Business Services, Inc.	USA – California
Ness Technologies Holdings Ltd	Israel
Ness Technologies Israel Ltd.	Israel
Gilad Integration Computers Systems and Software (1999) Ltd.	Israel
Ness Technologies (India) Ltd.	India
Ness Global Services Pte. Ltd	Singapore
Ness Technologies B.V.	Netherlands
Ness Global Services Ltd.	United Kingdom
Ness Canada Inc.	Canada

Subsidiary of Ness Technologies Israel Ltd.
Ness BSG Ltd.	Israel

Subsidiary of Ness Technologies Holdings Ltd.
Ness AT Ltd.	Israel

Subsidiaries of AT Ltd.
Ness NTR Ltd.	Israel
Ness Matach Ltd (50% Through Ipex Integrated Computer Systems Ltd)	Israel

Subsidiary of Ness BSG Ltd.
V-Ness Ltd.	Israel

Subsidiaries of NESS Technologies B.V.
Ness Czech s.r.o	Czech
Ness Benelux B.V.	Netherlands
S.C. Ness Romania s.r.l	Romania
Ness Slovensko a.s.	Slovakia
Ness S.A.	Switzerland

Subsidiaries of NESS Global Services Pte
Ness Global Services Ltd	Thailand
Ness Malaysia Sdn. Bhd.	Malaysia
Ness Australia Ltd	Australia

Subsidiary of NESS Czech s.r.o
Ness DM a.s.	Czech

Subsidiary of Ness Slovensko a.s.
Aliatic Consulting GMBH	Germany